Exhibit 10.4

EXECUTION COPY

CANADIAN REVOLVING GUARANTEE AND SECURITY AGREEMENT

Dated as of February 27, 2015

by

ALERIS SPECIFICATION ALLOY PRODUCTS CANADA COMPANY,

as a Canadian Borrower,

and

EACH OTHER GRANTOR

FROM TIME TO TIME PARTY HERETO

in favour of

GENERAL ELECTRIC CAPITAL CORPORATION,

as Agent

TABLE OF CONTENTS

(continued)

ANNEXES AND SCHEDULES

Annex 1	Form of Pledge Amendment
Annex 2	Form of Joinder Agreement
Annex 3	Form of Intellectual Property Security Agreement

Schedule 1	Filings
Schedule 2	Jurisdiction of Organization; Chief Executive Office
Schedule 3	Location of Inventory and Equipment
Schedule 4	Pledged Collateral

This CANADIAN REVOLVING GUARANTEE AND SECURITY AGREEMENT (including all exhibits, annexes and schedules hereto, as the same may be amended, modified and/or restated from time to time, this “Agreement”), dated as of February 27, 2015, by ALERIS SPECIFICATION ALLOY PRODUCTS CANADA COMPANY (the “Canadian Borrower”) and each of the other entities listed on the signature pages hereof or that becomes a party hereto pursuant to Section 8.6 (together with the Canadian Borrower, the “Grantors” and each, a “Grantor”), in favour of General Electric Capital Corporation (“GE Capital”), in its capacity as administrative agent (in such capacity, together with its successors and permitted assigns, “Agent”) for the Lenders, the L/C Issuers and each other Secured Party (each as defined in the Credit Agreement referred to below).

W I T N E S S E T H:

WHEREAS, pursuant to the Revolving Credit Agreement dated as of the date hereof (as the same may be amended, refinanced, replaced, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) by and among the U.S. Borrowers, the Canadian Borrower, the other Credit Parties from time to time party thereto, the Lenders, the L/C Issuers from time to time party thereto and GE Capital, as Agent, the Lenders and the L/C Issuers have severally agreed to make extensions of credit to the Borrowers upon the terms and subject to the conditions set forth therein;

WHEREAS, each Grantor (other than the Canadian Borrower) has agreed to guarantee the Canadian Obligations (as defined in the Credit Agreement);

WHEREAS, each Grantor will derive substantial direct and indirect benefits from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders and the L/C Issuers to make their respective extensions of credit to the Canadian Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to Agent.

NOW, THEREFORE, in consideration of the premises and to induce the Lenders, the L/C Issuers and Agent to enter into the Credit Agreement and to induce the Lenders and the L/C Issuers to make their respective extensions of credit to the Canadian Borrower thereunder, each Grantor hereby agrees with Agent as follows:

ARTICLE I

DEFINED TERMS

Section 1.1 Definitions

(a) Capitalized terms used herein without definition are used as defined in the Credit Agreement.

(b) The following terms have the meanings given to them in the PPSA and terms used herein without definition that are defined in the PPSA have the meanings given to them in the PPSA (such meanings to be equally applicable to both the singular and plural forms of the terms defined): “certificated security”, “chattel paper”, “document of title”, “equipment”, “futures account”, “futures contract”, “goods”, “instrument”, “intangible”, “investment property”, “money”, “motor vehicle”, “proceeds”, “securities account” and “security”.

(c) The following terms shall have the following meanings:

“Acquisition Agreement” shall mean the Purchase and Sale Agreement, dated as of October 17, 2014, by and among Aleris Corporation, a Delaware corporation, Aleris International, Inc., a Delaware corporation, Aleris Holding Canada Limited, a New Brunswick corporation, Aleris Aluminum Netherlands B.V., a limited liability company organized under the laws of the Netherlands, Aleris Deutschland Holding GmbH, a limited liability company organized under the laws of Germany, Dutch Aluminum C.V., a limited partnership organized under the laws of the Netherlands, and Aleris Deutschland Vier GmbH Co KG, a limited partnership organized under the laws of Germany, SGH Acquisition Holdco, Inc., a Delaware corporation, Evergreen Holding Germany GmbH, a limited liability company organized under the laws of Germany and Signature Group Holdings, Inc., a Delaware corporation.

“Agent” has the meaning given such term in the preamble to this Agreement.

“Agreement” has the meaning given such term in the preamble to this Agreement.

“Applicable IP Office” means the Canadian Intellectual Property Office, the Canadian Industrial Design Office or any similar office or agency within or outside Canada.

“Canadian Borrower” has the meaning given such term in the preamble to this Agreement.

“Cash Collateral Account” means a deposit account or securities account subject, in each instance, to a Control Agreement, other than accounts established to cash collateralize L/C Reimbursement Obligations.

“Collateral” has the meaning specified in Section 3.1.

“Controlled Securities Account” means each securities account (including all financial assets held therein and all certificates and instruments, if any, representing or evidencing such financial assets) that is the subject of an effective Control Agreement.

“Deposit Account” means a demand, savings, passbook, or similar account maintained with a bank or other deposit taking institution.

“Design” means all of the following now owned or hereafter acquired by a Grantor: (a) all industrial designs and intangibles of like nature (whether registered or unregistered), now owned or existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including all registrations, recordings and applications in the Canadian Intellectual Property Office or in any similar office or agency in any other country or any political subdivision thereof, and (b) all reissues, extensions or renewals thereof.

“Excluded Property” means, collectively, (i) any permit or license or any Contractual Obligation entered into by any Grantor (A) that prohibits or requires the consent of any Person other than a Grantor or its Affiliates which has not been obtained as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock or Stock Equivalent related thereto or (B) to the extent that any Requirement of Law applicable thereto prohibits the creation of a Lien thereon, but only, with respect to the prohibition in (A) and (B), to the extent, and for as long as, such prohibition is not terminated or rendered unenforceable or otherwise deemed ineffective by the PPSA or any other Requirement of Law, (ii) Property owned by any Grantor that is subject to a purchase money Lien or a Capital Lease permitted under the Credit Agreement if the Contractual Obligation pursuant to which such Lien is granted (or in the document providing for such Capital Lease) prohibits or requires the consent of any Person other than a Grantor or its Affiliates which has not been obtained as a condition to the creation of any other Lien on such Property, (iii) any “intent to use” Trademark applications for which a statement of use has not been filed (but only until such statement is filed), (iv) assets and properties of the Excluded Subsidiary and (v) the thirty percent (30%) partnership interest in the Excluded Subsidiary that is owned by Magna Aluminum, Inc., a California corporation; provided, however, “Excluded Property” shall not include any proceeds, products, substitutions or replacements of Excluded Property (unless such proceeds, products, substitutions or replacements would otherwise constitute Excluded Property).

“Excluded Subsidiary” means IMSAMET of Arizona, an Arizona general partnership, 70% of whose partnership interests are owned by Aleris Recycling, Inc., a Delaware corporation, and 30% of whose partnership interests are owned by Magna Aluminum, Inc., a California corporation.

“GE Capital” has the meaning given such term in the preamble to this Agreement.

“Grantors” has the meaning given such term in the preamble to this Agreement.

“Guarantee” means the guarantee of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.

“Guaranteed Obligations” has the meaning set forth in Section 2.1.

“Guarantor” means each Grantor other than the Canadian Borrower.

“Insurance” shall mean (i) all insurance policies covering any or all of the Collateral (regardless of whether or not Agent is the loss payee thereof) and (ii) any key man life insurance policies.

“Internet Domain Name” means all right, title and interest (and all related IP Ancillary Rights) arising under any Requirement of Law in or relating to Internet domain names.

“Material Intellectual Property” means Intellectual Property that is owned by or licensed to a Grantor and material to the conduct of any Grantor’s business.

“Pledged Certificated Stock” means all certificated securities and any other Stock or Stock Equivalent of any Person evidenced by a certificate, instrument or other similar document, in each case owned by any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Stock and Stock Equivalents listed on Schedule 4 to this Agreement. Pledged Certificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.9 hereof.

“Pledged Collateral” means, collectively, the Pledged Stock and the Pledged Debt Instruments.

“Pledged Debt Instruments” means all right, title and interest of any Grantor in instruments evidencing any Indebtedness owed to such Grantor or other obligations owed to such Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including all Indebtedness described on Schedule 4 to this Agreement, issued by the obligors named therein. Pledged Debt Instruments excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.9 hereof.

“Pledged Investment Property” means any investment property of any Grantor, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, other than any Pledged Stock or Pledged Debt Instruments. Pledged Investment Property excludes any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.9 hereof.

“Pledged Stock” means all Pledged Certificated Stock and all Pledged Uncertificated Stock.

“Pledged ULC Shares” shall mean the Pledged Stock which are shares in the capital stock of a ULC.

“Pledged Uncertificated Stock” means any Stock or Stock Equivalent of any Person that is not Pledged Certificated Stock, including all right, title and interest of any Grantor as a limited or general partner in any partnership not constituting Pledged Certificated Stock or as a member of any limited liability company, all right, title and interest of any Grantor in, to and under any Organization Document of any partnership or limited liability company to which it is a party, and any distribution of property made on, in respect of or in exchange for the foregoing from time to time, including in each case those interests set forth on Schedule 4 to this Agreement, to the extent such interests are not certificated. Pledged Uncertificated Stock excludes any Excluded Property and any Cash Equivalents that are not held in Controlled Securities Accounts to the extent permitted by Section 5.9 hereof.

“PPSA” means the Personal Property Security Act (Ontario); provided, that if the attachment, perfection or priority of the secured party’s security interests in any Collateral are governed by the personal property security laws of any jurisdiction other than Ontario, PPSA shall mean those personal property laws in such other jurisdiction in Canada for the purpose of the provisions hereof relating to such attachment, perfection or priority and for the definitions related to such provisions.

“Secured Obligations” has the meaning given such term in Section 3.2 hereof.

“Securities Laws” means applicable federal, provincial, state, territorial or foreign securities laws and regulations.

“Software” means (a) all computer programs, including source code and object code versions, (b) all data, databases and compilations of data, whether machine readable or otherwise, and (c) all documentation, training materials and configurations related to any of the foregoing.

“Specified Assigned Agreement” shall mean the Acquisition Agreement, as such agreement may be amended, supplemented or otherwise modified from time to time.

“ULC” shall mean any unlimited company, unlimited liability company or unlimited liability corporation or any similar entity existing under the laws of any province or territory of Canada and any successor to any such entity.

Section 1.2 Certain Other Terms.

(a) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The terms “herein”, “hereof” and similar terms refer to this Agreement as a whole and not to any particular Article, Section or clause in this Agreement. References herein to an Annex, Schedule, Article, Section or clause refer to the appropriate Annex or Schedule to, or Article, Section or clause in this Agreement. Where the context requires, provisions relating to any Collateral when used in relation to a Grantor shall refer to such Grantor’s Collateral or any relevant part thereof.

(b) Other Interpretive Provisions.

(i) Defined Terms. Unless otherwise specified herein or therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto.

(ii) The Agreement. The words “hereof”, “herein”, “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.

(iii) Certain Common Terms. The term “including” is not limiting and means “including without limitation.”

(iv) Performance; Time. Whenever any performance obligation hereunder (other than a payment obligation) shall be stated to be due or required to be satisfied on a day other than a Business Day, such performance shall be made or satisfied on the next succeeding Business Day. In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.” If any provision of this Agreement refers to any action taken or to be taken by any Person, or which such Person is prohibited from taking, such provision shall be interpreted to encompass any and all means, direct or indirect, of taking, or not taking, such action.

(v) Contracts. Unless otherwise expressly provided herein, references to agreements and other contractual instruments, including this Agreement and the other Loan Documents, shall be deemed to include all subsequent amendments, thereto, restatements and substitutions thereof and other modifications and supplements thereto which are in effect from time to time, but only to the extent such amendments and other modifications are not prohibited by the terms of any Loan Document.

(vi) Laws. References to any statute or regulation are to be construed as including all statutory and regulatory provisions related thereto or consolidating, amending, replacing, supplementing or interpreting the statute or regulation.

ARTICLE II

GUARANTEE

Section 2.1 Guarantee. To induce the Lenders to make the Loans, the L/C Issuers to Issue Letters of Credit and each other Secured Party to make credit available to or for the benefit of the Canadian Borrower, each Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably guarantees, as primary obligor and not merely as surety, the full and punctual payment when due, whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise in accordance with any Loan Document, of all the Canadian Obligations whether existing on the date hereof or hereinafter incurred or created (the “Guaranteed Obligations”). This Guarantee by each Guarantor hereunder constitutes a guarantee of payment and not of collection.

Section 2.2 Contribution. To the extent that any Guarantor shall be required hereunder to pay any portion of any Guaranteed Obligation exceeding the greater of (a) the amount of the economic benefits actually received by such Guarantor and its Subsidiaries from the Loans, Letter of Credit Obligations for all Canadian Letters of Credit and other Canadian Obligations and (b) the amount such Guarantor would otherwise have paid if such Guarantor had paid the aggregate amount of the Guaranteed Obligations (excluding the amount thereof repaid by the Canadian Borrower and Holdings) in the same proportion as such Guarantor’s net worth on the date enforcement is sought hereunder bears to the aggregate net worth of all the Guarantors on such date, then such Guarantor shall be reimbursed by such other Guarantors for the amount of such excess, pro rata, based on the respective net worth of such other Guarantors on such date.

Section 2.3 Authorization; Other Agreements. The Secured Parties are hereby authorized, without notice to or demand upon any Guarantor and without discharging or otherwise affecting the obligations of any Guarantor hereunder and without incurring any liability hereunder, from time to time, to do each of the following:

(a) (i) subject to compliance, if applicable, with Section 9.1 of the Credit Agreement, modify, amend, supplement or otherwise change, (ii) accelerate or otherwise change the time of payment or (iii) waive or otherwise consent to noncompliance with, any Guaranteed Obligation or any Loan Document;

(b) apply to the Guaranteed Obligations any sums by whomever paid or however realized to any Guaranteed Obligation in such order as provided in the Loan Documents;

(c) refund at any time any payment received by any Secured Party in respect of any Guaranteed Obligation;

(d) (i) sell, exchange, enforce, waive, substitute, liquidate, terminate, release, abandon, fail to perfect, subordinate, accept, substitute, surrender, exchange, affect, impair or otherwise alter or release any Collateral for any Guaranteed Obligation or any other guarantee therefor in any manner, (ii) receive, take and hold additional Collateral to secure any Guaranteed Obligation, (iii) add, release or substitute any one or more other Guarantors, makers or endorsers of any Guaranteed Obligation or any part thereof and (iv) otherwise deal in any manner with the Canadian Borrower or any other Guarantor, maker or endorser of any Guaranteed Obligation or any part thereof; and

(e) settle, release, compromise, collect or otherwise liquidate the Guaranteed Obligations.

The Guarantors agree that the Secured Parties may take any action or refrain from taking any action specified in the U.S. Revolving Guaranty and Security Agreement (including without limitation Section 2.4 thereof) without discharging or otherwise affecting the obligations of any Guarantor hereunder.

Section 2.4 Guarantee Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defence, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guarantee are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guarantee, in each case except as otherwise agreed in writing by Agent):

(a) the invalidity or unenforceability of any obligation of the Canadian Borrower or any other Guarantor under any Loan Document or any other agreement or instrument relating thereto (including any amendment, consent or waiver thereto), or any security for, or other guarantee of, any Guaranteed Obligation or any part thereof, or the lack of perfection or continuing perfection or failure of priority of any security for the Guaranteed Obligations or any part thereof;

(b) the absence of (i) any attempt to collect any Guaranteed Obligation or any part thereof from the Canadian Borrower or any other Guarantor or other action to enforce the same or (ii) any action to enforce any Loan Document or any Lien thereunder;

(c) the failure by any Person to take any steps to perfect and maintain any Lien on, or to preserve any rights with respect to, any Collateral;

(d) any workout, insolvency, bankruptcy proceeding, reorganization, arrangement, liquidation or dissolution by or against the Canadian Borrower, any other Guarantor or any of the Canadian Borrower’s other Subsidiaries or any procedure, agreement, order, stipulation, election, action or omission thereunder, including any discharge or disallowance of, or bar or stay against collecting, any Guaranteed Obligation (or any interest thereon) in or as a result of any such proceeding;

(e) any foreclosure, whether or not through judicial sale, and any other sale or other disposition of any Collateral or any election following the occurrence of an Event of Default by any Secured Party to proceed separately against any Collateral in accordance with such Secured Party’s rights under any applicable Requirement of Law;

(f) the failure of Agent or any other Secured Party to assert any claim or demand or to exercise or enforce any right or remedy under the provisions of any Loan Document or otherwise;

(g) any other defence, setoff, counterclaim or any other circumstance that might otherwise constitute a legal or equitable discharge of the Canadian Borrower, any other Guarantor or any of the Canadian Borrower’s other Subsidiaries, in each case other than the payment in full of the Guaranteed Obligations; or

(h) any of the items specified in Section 2.5 of the U.S. Revolving Guaranty and Security Agreement.

Section 2.5 Waivers. Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defence, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defence arising by reason of any disability or other defence of the Canadian Borrower or any other Guarantor. Each Guarantor further unconditionally and irrevocably agrees not to (x) enforce or otherwise exercise any right of subrogation or any right of reimbursement or contribution or similar right against the Canadian Borrower or any other Guarantor by reason of any Loan Document or any payment made thereunder or (y) assert any claim, defence, setoff or counterclaim it may have against any other Credit Party or set off any of its obligations to such other Credit Party against obligations of such Credit Party to such Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by complete performance. Each Guarantor further waives any right such Guarantor may have under any applicable Requirement of Law to require any Secured Party to seek recourse first against the Canadian Borrower or any other Person, or to realize upon any Collateral for any of the Canadian Obligations, as a condition precedent to enforcing such Guarantor’s liability and obligations under this Guarantee.

Section 2.6 Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Canadian Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Secured Party shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

ARTICLE III

GRANT OF SECURITY INTEREST

Section 3.1 Collateral. For the purposes of this Agreement, all of the Grantors’ property, rights and assets of every nature and kind, now owned or subsequently acquired, by way of amalgamation or otherwise, and at any time and from time to time existing or in which each such Grantor has or acquires any right, interest or title, including without limitation, all of the following collectively referred to as the “Collateral”:

(a) all Accounts, chattel paper, Deposit Accounts, documents of title, equipment, intangibles, instruments, Insurance, Inventory, investment property, letter of credit rights, money and any supporting obligations related to any of the foregoing;

(b) all books and records pertaining to the other property described in this Section 3.1;

(c) Specified Assigned Agreement;

(d) all property of such Grantor held by any Secured Party, including all present and after acquired personal property of every description, in the custody of or in transit to such Secured Party for any purpose, including safekeeping, collection or pledge, for the account of such Grantor or as to which such Grantor may have any right or power, including but not limited to cash;

(e) all other goods (including but not limited to fixtures) and personal property of such Grantor, whether tangible or intangible and wherever located; and

(f) to the extent not otherwise included, all increases, additions and accessions to any of the above, all substitutions or any replacements and all proceeds, products, accessions, rents and profits of or in respect of any of the foregoing.

Section 3.2 Grant of Security Interest in Collateral. Each Grantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Canadian Obligations of such Grantor (the “Secured Obligations”), hereby mortgages, pledges and hypothecates to Agent, for the benefit of the Secured Parties, and grants to Agent, for the benefit of the Secured Parties a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Grantor; provided, however, notwithstanding the foregoing, no Lien or security interest is hereby granted on any Excluded Property; provided, further, that if and when any property shall cease to be Excluded Property, a Lien on and security in such property shall be deemed granted therein. Each Grantor hereby represents and warrants that the Excluded Property, when taken as a whole, is not material to the business operations or financial condition of the Grantors, taken as a whole.

Section 3.3 Exception to Last Day

The security interest granted hereby shall not extend or apply to, and Collateral shall not include, the last day of the term of any lease or agreement therefore, but upon enforcement of the security interest, each Grantor shall stand possessed of such last day in trust or assign the same to any person acquiring such term.

Section 3.4 Attachment

Each Grantor acknowledges that (i) value has been given, (ii) it has rights in the Collateral, (iii) it has not agreed to postpone the time for attachment of the Lien granted hereunder, and (iv) it has received a copy of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Lenders, the L/C Issuers and Agent to enter into the Loan Documents, each Grantor hereby represents and warrants each of the following to Agent, the Lenders, the L/C Issuers and the other Secured Parties:

Section 4.1 Title; No Other Liens. Except for the Lien granted to Agent pursuant to this Agreement and other Permitted Liens under any Loan Document (including Section 4.2), such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. Such Grantor (a) is the record and beneficial owner of the Collateral pledged by it hereunder constituting instruments or certificated securities and (b) has rights in or the power to transfer each other item of Collateral in which a Lien is granted by it hereunder, free and clear of any other Lien.

Section 4.2 Perfection and Priority. The security interest granted pursuant to this Agreement constitutes a valid and continuing perfected security interest in favour of Agent in all Collateral subject, for the following Collateral, to the occurrence of the following: (a) in the case of all Collateral in which a security interest may be perfected by filing a financing statement under the PPSA, the completion of the filings and other actions specified on Schedule 1 to this Agreement (which, in the case of all filings and other documents referred to on such schedule, have been delivered to Agent in completed and duly authorized form), (b) with respect to any securities account or futures account other than Excluded Accounts, the filing of a financing statement under the PPSA or the execution of Control Agreements in the case of securities and futures accounts to which the PPSA applies and (c) in the case of all Copyrights, Trademarks, Designs and Patents for which PPSA filings are insufficient, all appropriate filings having been made with the Applicable IP Office. Such security interest shall be prior to all other Liens on the Collateral except for Permitted Liens having priority over Agent’s Lien by operation of law or permitted pursuant to Section 5.1(e), 5.1(g), 5.1(h), 5.1(i) or 5.1(k) of the Credit Agreement upon (i) in the case of all Pledged Certificated Stock, Pledged Debt

Instruments and Pledged Investment Property, the delivery thereof to Agent of such Pledged Certificated Stock, Pledged Debt Instruments and Pledged Investment Property consisting of instruments and certificates, in each case properly endorsed for transfer to Agent or in blank, (ii) in the case of all Pledged Investment Property not in certificated form to which the PPSA applies, the execution of Control Agreements, (iii) in the case of all other instruments and chattel paper that are not Pledged Certificated Stock, Pledged Debt Instruments or Pledged Investment Property, the delivery to Agent of such instruments and chattel paper, and (iv) with respect to motor vehicles (in the case of Ontario) and serial numbered goods (in the case of provinces and territories where serial numbered goods are applicable), the filing of a financing statement containing the information required under Section 5.1(e). Except as set forth in this Section 4.2, all actions by each Grantor necessary or desirable to protect and perfect the Lien granted hereunder on the Collateral have been duly taken.

Section 4.3 Jurisdiction of Organization; Chief Executive Office

Such Grantor’s jurisdiction of organization, legal name and organizational identification number, if any, and the location of such Grantor’s chief executive office, registered office or sole place of business, in each case as of the date hereof, is specified on Schedule 2 to this Agreement and such Schedule 2 also lists all jurisdictions of incorporation, legal names and locations of such Grantor’s chief executive office, registered office or sole place of business for the five years preceding the date hereof.

Section 4.4 Locations of Inventory, Equipment and Books and Records

On the date hereof, such Grantor’s inventory and equipment (other than inventory or equipment in transit) and books and records concerning the Collateral are kept at the locations listed on Schedule 3 to this Agreement.

Section 4.5 Pledged Collateral

(a) The Pledged Stock pledged by such Grantor hereunder (i) is listed on Schedule 4 to this Agreement and constitutes that percentage of the issued and outstanding equity of all classes of each issuer thereof as set forth on such Schedule 4, (ii) has been duly authorized, validly issued and is fully paid and nonassessable (other than Pledged Stock in limited liability companies and partnerships) and (iii) constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms.

(b) As of the Closing Date, all Pledged Collateral (other than Pledged Uncertificated Stock) and all Pledged Investment Property consisting of instruments and certificates has been delivered to Agent in accordance with Section 5.3(a).

(c) Subject to Section 8.14, upon the occurrence and during the continuance of an Event of Default, Agent shall be entitled to exercise all of the rights of the Grantor granting the security interest in any Pledged Stock, and a transferee or assignee of such Pledged Stock shall become a holder of such Pledged Stock to the same extent as such Grantor and be entitled to participate in the management of the issuer of such Pledged Stock and, upon the transfer of the entire interest of such Grantor, such Grantor shall, by operation of law, cease to be a holder of such Pledged Stock.

Section 4.6 Instruments and Chattel Paper Formerly Accounts. No amount payable to such Grantor under or in connection with any account is evidenced by any instrument or chattel paper that has not been delivered to Agent, properly endorsed for transfer, to the extent delivery is required by Section 5.6(a).

Section 4.7 Intellectual Property.

On the Closing Date, all Material Intellectual Property owned by such Grantor is valid, in full force and effect, subsisting, unexpired and enforceable, and no Material Intellectual Property has been abandoned. No breach or default of any material IP License shall be caused by any of the following, and none of the following shall limit or impair the ownership, use, validity or enforceability of, or any rights of such Grantor in, any Material Intellectual Property: (i) the consummation of the transactions contemplated by any Loan Document or (ii) any holding, decision, judgment or order rendered by any Governmental Authority prior to the date hereof. There are no pending (or, to the knowledge of such Grantor, threatened) actions, investigations, suits, proceedings, audits, claims, demands, orders or disputes challenging the ownership, use, validity, enforceability of, or such Grantor’s rights in, any Material Intellectual Property of such Grantor. To such Grantor’s knowledge, no Person has been or is infringing, misappropriating, diluting, violating or otherwise impairing any Intellectual Property of such Grantor. Such Grantor, and to such Grantor’s knowledge each other party thereto, is not in material breach or default of any material IP License.

Section 4.8 Specific Collateral. None of the Collateral is or is proceeds or products of farm products, as-extracted collateral, health-care-insurance receivables or timber to be cut.

Section 4.9 Enforcement. No Permit, notice to or filing with any Governmental Authority or any other Person or any consent from any Person is required for the exercise by Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally or any approvals that may be required to be obtained from any bailees or landlords to collect the Collateral.

Section 4.10 Representations and Warranties of the Credit Agreement. The representations and warranties as to such Grantor and its Subsidiaries made in Article III (Representations and Warranties) of the Credit Agreement are true and correct on each date as required by Section 2.2 of the Credit Agreement.

ARTICLE V

COVENANTS

Each Grantor agrees with Agent to the following, as long as any Canadian Obligation or Commitment remains outstanding (other than contingent indemnification Canadian Obligations to the extent no claim giving rise thereto has been asserted):

Section 5.1 Maintenance of Perfected Security Interest; Further Documentation and Consents

(a) Generally. Such Grantor shall (i) not use or permit any Collateral to be used unlawfully or in violation of any provision of any Loan Document, any Related Agreement, any Requirement of Law or any policy of insurance covering the Collateral and (ii) not enter into any Contractual Obligation or undertaking restricting the right or ability of such Grantor or Agent to sell, assign, convey or transfer any Collateral if such restriction would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest and such priority against the claims and demands of all Persons.

(c) Such Grantor shall furnish to Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral, in each case as Agent may reasonably request, all in reasonable detail and in form and substance satisfactory to Agent.

(d) At any time and from time to time, upon the written request of Agent, such Grantor shall, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, (i) take all actions reasonably necessary to perfect or protect any security interest intended to be created by this Agreement, (ii) promptly and duly execute and deliver, and have recorded, such further documents, including an authorization to file (or, as applicable, the filing of) any financing statement or financing change statement under the PPSA (or other filings under similar Requirements of Law) in effect in any jurisdiction with respect to the security interest created hereby and (iii) take such further action as Agent may reasonably request, including (A) using commercially reasonable efforts to secure all approvals necessary or appropriate for the assignment to or for the benefit of Agent of any Contractual Obligation, including any IP License, held by such Grantor and to enforce the security interests granted hereunder and (B) executing and delivering any Control Agreements with respect to deposit accounts, securities, futures or similar accounts.

(e) If reasonably requested by Agent, during the continuance of an Event of Default, the Grantor shall provide a list of all serial numbers of all serial numbered goods and all vehicle identification numbers of all motor vehicles.

(f) To ensure that a Lien and security interest is granted on any of the Excluded Property set forth in clause (ii) of the definition of “Excluded Property”, such Grantor shall use commercially reasonable efforts to obtain any required consents from any Person other than the Canadian Borrower and its Affiliates with respect to any permit or license or any Contractual Obligation with such Person entered into by such Grantor that requires such consent as a condition to the creation by such Grantor of a Lien on any right, title or interest in such permit, license or Contractual Obligation or any Stock or Stock Equivalent related thereto.

Section 5.2 Changes in Locations, Name, Etc.

Except upon 30 days’ prior written notice to Agent and delivery to Agent of (a) all documents reasonably requested by Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to Schedule 3 to this Agreement showing any additional locations at which inventory or equipment shall be kept, such Grantor shall not do any of the following:

(i) permit any inventory or equipment to be kept at a location other than those listed on Schedule 3 to this Agreement, except for inventory or equipment in transit;

(ii) change its jurisdiction of organization or its location or chief executive office or registered office, in each case from that referred to in Section 4.3; or

(iii) except as set forth on Schedule 5.14 of the Credit Agreement, change its legal name or organizational identification number, if any, or corporation, limited liability company, partnership or other organizational structure to such an extent that any financing statement filed in connection with this Agreement would become misleading.

Section 5.3 Pledged Collateral

(a) Delivery of Pledged Collateral. Such Grantor shall (i) deliver to Agent, in suitable form for transfer and in form and substance satisfactory to Agent, (A) all Pledged Certificated Stock, (B) all Pledged Debt Instruments and (C) all certificates and instruments evidencing Pledged Investment Property and (ii) maintain all other Pledged Investment Property in a Controlled Securities Account or take such other measures as Agent may reasonably request in connection with the perfection of the security interest created therein under this Agreement.

(b) Event of Default. During the continuance of an Event of Default, Agent shall have the right, at any time in its discretion and without notice to the Grantor, to (i) transfer to or to register in its name or in the name of its nominees any Pledged Collateral or any Pledged Investment Property and (ii) exchange any certificate or instrument representing or evidencing any Pledged Collateral or any Pledged Investment Property for certificates or instruments of smaller or larger denominations.

(c) Cash Distributions with respect to Pledged Collateral. Except as provided in Article VI and subject to the limitations set forth in the Credit Agreement, such Grantor shall be entitled to receive all cash distributions paid in respect of the Pledged Collateral.

(d) Voting Rights. Except as provided in Article VI, such Grantor shall be entitled to exercise all voting, consent and corporate, partnership, limited liability company and similar rights with respect to the Pledged Collateral; provided, however, that no vote shall be cast, consent given or right exercised or other action taken by such Grantor that would impair the Collateral or be inconsistent with or result in any violation of any provision of any Loan Document.

(e) Foreign Pledge Stock. If any issuer of any Pledged Stock is organized under a jurisdiction outside of Canada, each Grantor shall take such additional actions, including, without limitation, causing the issuer to register the pledge on its books and records or making such filings or recordings, in each case as may be reasonably necessary or advisable, under the laws of such issuer’s jurisdiction to ensure the validity, perfection and priority of the security interest of Agent in such Pledged Stock.

(f) Pledged Stock. With respect to any Pledged Stock constituting partnership interests or limited liability company interests included in the Collateral, if the Grantors collectively own less than 100% of the equity interests in any issuer of such Pledged Stock, Grantors shall use their commercially reasonable efforts to obtain the consent of each other holder of partnership interest or limited liability company interests in such issuer to the security interest of Agent hereunder and following an Event of Default, the transfer of such Pledged Stock to Agent or its designee, and to the substitution of Agent or its designee as a partner or member with all the rights and powers related thereto. Each Grantor consents to the grant by each other Grantor of a Lien in all Collateral to Agent and without limiting the generality of the foregoing consents to the transfer of any Pledged Stock to Agent or its designee following and during the continuance of an Event of Default and to the substitution of Agent or its designee as a partner in any partnership or as a member in any limited liability company with all the rights and powers related thereto.

Section 5.4 Accounts

(a) Such Grantor shall not, other than in the Ordinary Course of Business, (i) grant any extension of the time of payment of any account, (ii) compromise or settle any account for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any account, (iv) allow any credit or discount on any account or (v) amend, supplement or modify any account in any manner that could adversely affect the value thereof.

(b) So long as an Event of Default is continuing Agent shall have the right to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and such Grantor shall furnish all such assistance and information as Agent may reasonably require in connection therewith. At any time and from time to time, upon Agent’s reasonable request during an Event of Default, such Grantor shall cause independent public accountants or others satisfactory to Agent to furnish to Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts.

Section 5.5 Futures Accounts. Such Grantor shall not have any futures account unless subject to a Control Agreement.

Section 5.6 Delivery of Instruments and Chattel Paper and Control of Investment Property, Letter-of-Credit Rights

(a) If any amount payable under or in connection with any Collateral owned by such Grantor shall be or become evidenced by an instrument or chattel paper other than such instrument delivered in accordance with Section 5.3(a) and in the possession of Agent, such Grantor shall mark all such instruments and chattel paper with the following legend: “This writing and the obligations evidenced or secured hereby are subject to the security interest of General Electric Capital Corporation, as Agent” and, at the request of Agent, shall immediately deliver such instrument or chattel paper to Agent, duly endorsed in a manner satisfactory to Agent.

(b) Such Grantor shall not grant “control” (within the meaning of such term under the PPSA) over any investment property of such Grantor to any Person other than Agent.

(c) If such Grantor is or becomes the beneficiary of a letter of credit that is not a supporting obligation of any Collateral, such Grantor shall promptly, and in any event within 2 Business Days after becoming a beneficiary, notify Agent thereof and enter into a Contractual Obligation with Agent, the issuer of such letter of credit or any nominated person with respect to the letter-of-credit rights under such letter of credit. Such Contractual Obligation shall assign such letter-of-credit rights to Agent. Such Contractual Obligation shall also direct all payments thereunder to a Cash Collateral Account. The provisions of the Contractual Obligation shall be in form and substance reasonably satisfactory to Agent.

Section 5.7 Intellectual Property

(a) Within 30 days after any change to Schedule 3.16 to the Credit Agreement for such Grantor, such Grantor shall provide Agent notification thereof and the short-form intellectual property agreements and assignments as described in this Section 5.7 and any other documents that Agent reasonably requests with respect thereto.

(b) Such Grantor shall (and shall cause all its licensees to) (i) (1) continue to use each Trademark included in the Material Intellectual Property in order to maintain such Trademark in full force and effect with respect to each class of goods for which such Trademark is currently used, free from any claim of abandonment for non-use, (2) maintain at least the same standards of quality of products and services offered under such Trademark as are currently maintained, (3) use such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (4) not adopt or use any other Trademark that is confusingly similar or a colorable imitation of such Trademark unless Agent shall obtain a perfected security interest in such other Trademark pursuant to this Agreement and (ii) not do any act or omit to do any act whereby (w) such Trademark (or any goodwill associated therewith) may become destroyed, invalidated, impaired or harmed in any way, (x) any Design or Patent included in the Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, (y) any portion of the Copyrights included in the Material Intellectual Property may become invalidated, otherwise impaired or fall into the public domain or (z) any Trade Secret that is Material Intellectual Property may become publicly available or otherwise unprotectable.

(c) Such Grantor shall notify Agent immediately if it knows, or has reason to know, that any application or registration relating to any Material Intellectual Property may become forfeited, misused, unenforceable, abandoned or dedicated to the public, or of any adverse determination or development regarding the validity or enforceability or such Grantor’s ownership of, interest in, right to use, register, own or maintain any Material Intellectual Property (including the institution of, or any such determination or development in, any proceeding relating to the foregoing in any Applicable IP Office). Such Grantor shall take all actions that are necessary or reasonably requested by Agent to maintain and pursue each application (and to obtain the relevant registration or recordation) and to maintain each registration and recordation included in the Material Intellectual Property.

(d) Such Grantor shall not knowingly do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person. In the event that any Material Intellectual Property of such Grantor is or has been infringed, misappropriated, violated, diluted or otherwise impaired by a third party, such Grantor shall take such action as it reasonably deems appropriate under the circumstances in response thereto, including (if reasonably deemed appropriate by such Grantor) promptly bringing suit and recovering all damages therefor.

(e) Such Grantor shall execute and deliver to Agent in form and substance reasonably acceptable to Agent and suitable for (i) filing in the Applicable IP Office the short-form intellectual property security agreements in the form attached hereto as Annex 3 for all Copyrights, Trademarks, Patents and IP Licenses of such Grantor and (ii) recording with the appropriate Internet domain name registrar, a duly executed form of assignment for all Internet Domain Names of such Grantor (together with appropriate supporting documentation as may be requested by Agent).

Section 5.8 Notices. Such Grantor shall promptly notify Agent in writing of its acquisition of any interest hereafter in property that is of a type where a security interest or lien must be or may be registered, recorded or filed under, or notice thereof given under, any federal statute or regulation.

Section 5.9 Controlled Securities Account. Each Grantor shall, to the extent required by Section 4.11 of the Credit Agreement, deposit all of its Cash Equivalents in securities accounts that are Controlled Securities Accounts in accordance with Section 4.11 of the Credit Agreement.

ARTICLE VI

REMEDIAL PROVISIONS

Section 6.1 PPSA and Other Remedies

(a) PPSA Remedies. During the continuance of an Event of Default, Agent may exercise, in addition to all other rights and remedies granted to it in this Agreement and in any other instrument or agreement securing, evidencing or relating to any Secured Obligation, all rights and remedies of a secured party under the PPSA or any other applicable law.

(b) Appointment of Receiver. Upon the occurrence and during the continuance of any Event of Default, Agent may appoint or reappoint by instrument in writing, any Person or Persons, whether an officer or officers or an employee or employees of Agent or not, to be an interim receiver, receiver or receivers (hereinafter called a “Receiver”, which term when used herein shall include a receiver and manager) of Collateral (including any interest, income or profits therefrom) and may remove any Receiver so appointed and appoint another in his/her/its stead. Any such Receiver shall, so far as concerns responsibility for his/her/its acts, be deemed the agent of the applicable Grantor and not Agent or any of the Lenders, and neither Agent nor any Lender shall be in any way responsible for any misconduct, negligence or non-feasance on the part of any such Receiver or his/her/its servants, agents or employees. Subject to the provisions of the instrument appointing him/her/it and the provisions of applicable law, any such Receiver shall have power to take possession of Collateral, to preserve Collateral or its value, to carry on or concur in carrying on all or any part of the business of the applicable Grantor and to sell, lease, license or otherwise dispose of or concur in selling, leasing, licensing or otherwise disposing of Collateral. To facilitate the foregoing powers, any such Receiver may, to the exclusion of all others, including the applicable Grantor, enter upon, use and occupy all premises owned or occupied by the applicable Grantor wherein

Collateral may be situate, maintain Collateral upon such premises, borrow money on a secured or unsecured basis and use Collateral directly in carrying on the applicable Grantor’s business or as security for loans or advances to enable the Receiver to carry on the applicable Grantor’s business or otherwise, as such Receiver shall, in its discretion, determine. Except as may be otherwise directed by Agent, all money received from time to time by such Receiver in carrying out his/her/its appointment shall be received in trust for and be paid over to Agent. Every such Receiver may, in the discretion of Agent, be vested with all or any of the rights and powers of Agent.

(i) Agent may, either directly or through its agents or nominees, exercise any or all of the powers and rights given to a Receiver by virtue of this Section 6.1(b).

(c) Disposition of Collateral. Without limiting the generality of the foregoing, Agent may, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defences, advertisements and notices are hereby waived), during the continuance of any Event of Default (personally or through its agents or attorneys), (i) enter upon the premises where any Collateral is located, without any obligation to pay rent, through self-help, without judicial process, without first obtaining a final judgment or giving any Grantor or any other Person notice or opportunity for a hearing on Agent’s claim or action, (ii) collect, receive, appropriate and realize upon any Collateral and (iii) sell, assign, convey, transfer, grant option or options to purchase and deliver any Collateral (and enter into Contractual Obligations to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of any Secured Party or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Agent shall have the right, upon any such public sale or sales and, to the extent permitted by the PPSA and other applicable Requirements of Law, upon any such private sale, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption of any Grantor, which right or equity is hereby waived and released.

(d) Management of the Collateral. Each Grantor further agrees, that, during the continuance of any Event of Default, (i) at Agent’s request, it shall assemble the Collateral and make it available to Agent at places that Agent shall reasonably select, whether at such Grantor’s premises or elsewhere, (ii) without limiting the foregoing, Agent also has the right to require that each Grantor store and keep any Collateral pending further action by Agent and, while any such Collateral is so stored or kept, provide such guards and maintenance services as shall be necessary to protect the same and to preserve and maintain such Collateral in good condition, (iii) until Agent is able to sell, assign, convey or transfer any Collateral, Agent shall have the right to hold or use such Collateral to the extent that it deems appropriate for the purpose of preserving the Collateral or its value or for any other purpose deemed appropriate by Agent and (iv) Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of any Collateral and to enforce any of Agent’s remedies (for the benefit of the Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment. Agent shall not have any obligation to any Grantor to maintain or preserve the rights of any Grantor as against third parties with respect to any Collateral while such Collateral is in the possession of Agent.

(e) Application of Proceeds. Agent shall apply the cash proceeds of any action taken by it pursuant to this Section 6.1, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any Collateral or in any way relating to the Collateral or the rights of Agent and any other Secured Party hereunder, including reasonable legal fees and disbursements, to the payment in whole or in part of the Secured Obligations, as set forth in the Credit Agreement, and only after such application and after the payment by Agent of any other amount required by any Requirement of Law, need Agent account for the surplus, if any, to any Grantor.

(f) Direct Obligation. Neither Agent nor any other Secured Party shall be required to make any demand upon, or pursue or exhaust any right or remedy against, any Grantor, any other Credit Party or any other Person with respect to the payment of the Canadian Obligations or to pursue or exhaust any right or remedy with respect to any Collateral therefor or any direct or indirect guarantee thereof. All of the rights and remedies of Agent and any other Secured Party under any Loan Document shall be cumulative, may be exercised individually or concurrently and not exclusive of any other rights or remedies provided by any Requirement of Law. To the extent it may lawfully do so, each Grantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against Agent or any other Secured Party, any valuation, stay, appraisement, extension, redemption or similar laws and any and all rights or defences it may have as a surety, now or hereafter existing, arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of any Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

(g) Commercially Reasonable. To the extent that applicable Requirements of Law impose duties on Agent to exercise remedies in a commercially reasonable manner, each Grantor acknowledges and agrees that it is not commercially unreasonable for Agent to do any of the following:

(i) fail to incur significant costs, expenses or other Liabilities reasonably deemed as such by Agent to prepare any Collateral for disposition or otherwise to complete raw material or work in process into finished goods or other finished products for disposition;

(ii) fail to obtain Permits, or other consents, for access to any Collateral to sell or for the collection or sale of any Collateral, or, if not required by other Requirements of Law, fail to obtain Permits or other consents for the collection or disposition of any Collateral;

(iii) fail to exercise remedies against account debtors or other Persons obligated on any Collateral or to remove Liens on any Collateral or to remove any adverse claims against any Collateral;

(iv) advertise dispositions of any Collateral through publications or media of general circulation, whether or not such Collateral is of a specialized nature, or to contact other Persons, whether or not in the same business as any Grantor, for expressions of interest in acquiring any such Collateral;

(v) exercise collection remedies against account debtors and other Persons obligated on any Collateral, directly or through the use of collection agencies or other collection specialists, hire one or more professional auctioneers to assist in the disposition of any Collateral, whether or not such Collateral is of a specialized nature, or, to the extent deemed appropriate by Agent, obtain the services of other brokers, investment bankers, consultants and other professionals to assist Agent in the collection or disposition of any Collateral, or utilize Internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets to dispose of any Collateral;

(vi) dispose of assets in wholesale rather than retail markets;

(vii) disclaim disposition warranties, such as title, possession or quiet enjoyment; or

(viii) purchase insurance or credit enhancements to insure Agent against risks of loss, collection or disposition of any Collateral or to provide to Agent a guaranteed return from the collection or disposition of any Collateral.

Each Grantor acknowledges that the purpose of this Section 6.1 is to provide a non-exhaustive list of actions or omissions that are commercially reasonable when exercising remedies against any Collateral and that other actions or omissions by any Secured Party shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 6.1. Without limitation upon the foregoing, nothing contained in this Section 6.1 shall be construed to grant any rights to any Grantor or to impose any duties on Agent that would not have been granted or imposed by this Agreement or by applicable Requirements of Law in the absence of this Section 6.1.

(h) IP Licenses. For the purpose of enabling Agent to exercise rights and remedies under this Section 6.1 (including in order to take possession of, collect, receive, assemble, process, appropriate, remove, realize upon, sell, assign, convey, transfer or grant options to purchase any Collateral) at such time as Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor hereby grants to Agent, for the benefit of the Secured Parties, (i) an irrevocable, nonexclusive, worldwide license (exercisable without payment of royalty or other compensation to such Grantor), including in such license the right to sublicense, use and practice any Intellectual Property now owned or hereafter acquired by such Grantor and access to all media in which any of the licensed items may be recorded or stored and to all Software and programs used for the compilation or printout thereof and (ii) an irrevocable license (without payment of rent or other compensation to such Grantor) to use, operate and occupy all real Property owned, operated, leased, subleased or otherwise occupied by such Grantor.

Section 6.2 Accounts and Payments in Respect of Intangibles

(a) In addition to, and not in substitution for, any similar requirement in the Credit Agreement, if required by Agent at any time during the continuance of an Event of Default, any payment of Accounts or payment in respect of intangibles, when collected by any Grantor, shall be promptly (and, in any event, within 2 Business Days) deposited by such Grantor in the exact form received, duly endorsed by such Grantor to Agent, in a Cash Collateral Account, subject to withdrawal by Agent as provided in Section 6.4. Until so turned over, such payment shall be held by such Grantor in trust for Agent, segregated from other funds of such Grantor. Each such deposit of proceeds of Accounts and payments in respect of intangibles shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(b) At any time during the continuance of an Event of Default:

(i) each Grantor shall, upon Agent’s request, deliver to Agent all original and other documents evidencing, and relating to, the Contractual Obligations and transactions that gave rise to any Account or any payment in respect of intangibles, including all original orders, invoices and shipping receipts and notify account debtors that the Accounts or intangibles have been collaterally assigned to Agent and that payments in respect thereof shall be made directly to Agent;

(ii) Agent may, without notice, at any time during the continuance of an Event of Default, limit or terminate the authority of a Grantor to collect its Accounts or amounts due under intangibles or any thereof and, in its own name or in the name of others, communicate with account debtors to verify with them to Agent’s satisfaction the existence, amount and terms of any Account or amounts due under any intangible. In addition, during the continuance of an Event of Default, Agent may at any time enforce such Grantor’s rights against such account debtors and obligors of intangibles; and

(iii) each Grantor shall take all actions, deliver all documents and provide all information necessary or reasonably requested by Agent to ensure any Internet Domain Name is registered.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each Account and each payment in respect of intangibles to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. No Secured Party shall have any obligation or liability under any agreement giving rise to an Account or a payment in respect of an intangible by reason of or arising out of any Loan Document or the receipt by any Secured Party of any payment relating thereto, nor shall any Secured Party be obligated in any manner to perform any obligation of any Grantor under or pursuant to any agreement giving rise to an Account or a payment in respect of an intangible, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

Section 6.3 Pledged Collateral

(a) Voting Rights. Subject to Section 8.14, during the continuance of an Event of Default, upon notice by Agent to the relevant Grantor or Grantors, Agent or its nominee may exercise (i) any voting, consent, corporate and other right pertaining to the Pledged Collateral at any meeting of shareholders, partners or members, as the case may be, of the relevant issuer or issuers of Pledged Collateral or otherwise and (ii) any right of conversion, exchange and subscription and any other right, privilege or option pertaining to the Pledged Collateral as if it were the absolute owner thereof (including the right to exchange at its discretion any Pledged Collateral upon the merger, amalgamation, consolidation, reorganization, recapitalization or other fundamental change in the corporate or equivalent structure of any issuer of Pledged Stock, the right to deposit and deliver any Pledged Collateral with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as Agent may determine), all without liability except to account for property actually received by it; provided, however, that Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(b) Proxies. In order to permit Agent to exercise the voting and other consensual rights that it may be entitled to exercise pursuant hereto and to receive all dividends and other distributions that it may be entitled to receive hereunder, (i) each Grantor shall promptly execute and deliver (or cause to be executed and delivered) to Agent all such proxies, dividend payment orders and other instruments as Agent may from time to time reasonably request and (ii) without limiting the effect of clause (i) above, such Grantor hereby grants to Agent an irrevocable proxy to vote all or any part of the Pledged Collateral and to exercise all other rights, powers, privileges and remedies to which a holder of the Pledged Collateral would be entitled (including giving or withholding written consents of shareholders, partners or members, as the case may be, calling special meetings of shareholders, partners or members, as the case may be, and voting at such meetings), which proxy shall be effective, automatically and without the necessity of any action (including any transfer of any Pledged Collateral on the record books of the issuer thereof) by any other person (including the issuer of such Pledged Collateral or any officer or agent thereof) during the continuance of an Event of Default and which proxy shall only terminate upon the payment in full of the Secured Obligations (other than contingent indemnification obligations to the extent no claim giving rise thereto has been asserted).

(c) Authorization of Issuers. Each Grantor hereby expressly and irrevocably authorizes and instructs, without any further instructions from such Grantor, each issuer of any Pledged Collateral pledged hereunder by such Grantor to (i) comply with any instruction received by it from Agent in writing that states that an Event of Default is continuing and is otherwise in accordance with the terms of this Agreement and each Grantor agrees that such issuer shall be fully protected from Liabilities to such Grantor in so complying and (ii) unless otherwise expressly permitted hereby or the Credit Agreement, pay any dividend or make any other payment during the continuance of an Event of Default with respect to the Pledged Collateral directly to Agent.

Section 6.4 Proceeds to be Turned over to and Held by Agent. Unless otherwise expressly provided in the Credit Agreement or this Agreement, all proceeds of any Collateral received by any Grantor hereunder in cash or Cash Equivalents shall be held by such Grantor in trust for Agent and the other Secured Parties, segregated from other funds of such Grantor, and shall, promptly upon receipt by any Grantor, be turned over to Agent in the exact form received (with any necessary endorsement). All such proceeds of Collateral and any other proceeds of any Collateral received by Agent in cash or Cash Equivalents shall be held by Agent in a Cash Collateral Account. All proceeds being held by Agent in a Cash Collateral Account (or by such Grantor in trust for Agent) shall continue to be held as collateral security for the Secured Obligations and shall not constitute payment thereof until applied as provided in the Credit Agreement.

Section 6.5 Sale of Pledged Collateral

(a) Each Grantor recognizes that Agent may be unable to effect a public sale of any Pledged Collateral by reason of certain prohibitions contained in Securities Laws or otherwise or may determine that a public sale is impracticable, not desirable or not commercially reasonable and, accordingly, may resort to one or more private sales thereof to a restricted group of purchasers that shall be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favourable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. Agent shall be under no obligation to delay a sale of any Pledged Collateral for the period of time necessary to permit the issuer thereof to register such securities for public sale under Securities Laws even if such issuer would agree to do so.

(b) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of any portion of the Pledged Collateral pursuant to Section 6.1 hereof and this Section 6.5 valid and binding and in compliance with all applicable Requirements of Law. Each Grantor further agrees that a breach of any covenant contained herein will cause irreparable injury to Agent and other Secured Parties, that Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained herein shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defence against an action for specific performance of such covenants except for a defence that no Event of Default has occurred under the Credit Agreement. Each Grantor waives any and all rights of contribution or subrogation upon the sale or disposition of all or any portion of the Pledged Collateral by Agent.

Section 6.6 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of any Collateral are insufficient to pay the Secured Obligations and the fees and disbursements of any attorney employed by Agent or any other Secured Party to collect such deficiency.

ARTICLE VII

AGENT

Section 7.1 Agent’s Appointment as Attorney-in-Fact

(a) Each Grantor hereby irrevocably constitutes and appoints Agent and any Related Person thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of the Loan Documents, to take any appropriate action and to execute any document or instrument that may be necessary or desirable to accomplish the purposes of the Loan Documents, and, without limiting the generality of the foregoing, each Grantor hereby gives Agent and its Related Persons the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any of the following when an Event of Default shall be continuing:

(i) in the name of such Grantor, in its own name or otherwise, take possession of and endorse and collect any cheque, draft, note, acceptance or other instrument for the payment of moneys due under any Account or intangible or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by Agent for the purpose of collecting any such moneys due under any Account or intangible or with respect to any other Collateral whenever payable;

(ii) in the case of any Intellectual Property owned by or licensed to such Grantor, execute, deliver and have recorded any document that Agent may request to evidence, effect, publicize or record Agent’s security interest in such Intellectual Property and the goodwill and intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against any Collateral, effect any repair or pay any insurance called for by the terms of the Credit Agreement (including all or any part of the premiums therefor and the costs thereof);

(iv) execute, in connection with any sale provided for in Section 6.1 hereof or Section 6.5 hereof, any document to effect or otherwise necessary or appropriate in relation to evidence the sale of any Collateral;

(v) (A) direct any party liable for any payment under any Collateral to make payment of any moneys due or to become due thereunder directly to Agent or as Agent shall direct, (B) ask or demand for, and collect and receive payment of and receipt for, any moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral, (C) sign and endorse any invoice, freight or express bill, bill of lading, storage or warehouse receipt, draft against debtors, assignment, verification, notice and other document in connection with any Collateral, (D) commence and prosecute any suit, action or proceeding at law or in equity in any court of competent jurisdiction to collect any Collateral and to enforce any other right in respect of any Collateral, (E) defend any actions, suits, proceedings, audits, claims, demands, orders or disputes brought against such Grantor with respect to any Collateral, (F) settle, compromise or adjust any such actions, suits, proceedings, audits, claims, demands, orders or disputes and, in connection therewith, give such discharges or releases as Agent may deem appropriate, (G) assign any Intellectual Property owned by such Grantor or any IP Licenses of such Grantor throughout the world on such terms and conditions and in such manner as Agent shall in its sole discretion determine, including the execution and filing of any document necessary to effectuate or record such assignment and (H) generally, sell, assign, convey, transfer or grant a Lien on, make any Contractual Obligation with respect to and otherwise deal with, any Collateral as fully and completely as though Agent were the absolute owner thereof for all purposes and do, at Agent’s option, at any time or from time to time, all acts and things that Agent deems necessary to protect, preserve or realize upon any Collateral and the Secured Parties’ security interests therein and to effect the intent of the Loan Documents, all as fully and effectively as such Grantor might do; or

(vi) If any Grantor fails to perform or comply with any Contractual Obligation contained herein, Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such Contractual Obligation.

(b) The out-of-pocket expenses of Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate set forth in Section 1.3(c) of the Credit Agreement, from the date of payment by Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to Agent on demand.

(c) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue of this Section 7.1. All powers, authorizations, proxies and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

Section 7.2 Authorization to File Financing Statements. Each Grantor authorizes Agent and its Related Persons, at any time and from time to time, to file or record financing statements, financing change statements thereto, and other filing or recording documents or instruments with respect to any Collateral in such form and in such offices as Agent reasonably determines appropriate to perfect the security interests of Agent under this Agreement, and such financing statements and financing change statements may describe the Collateral covered thereby as “all present and after acquired assets of the debtor”. Such Grantor also hereby ratifies its authorization for Agent to have filed any initial financing statement or financing change statement thereto under the PPSA (or other similar laws) in effect in any jurisdiction if filed prior to the date hereof. To the extent permitted under the PPSA, each Grantor hereby (i) waives any right under the PPSA or any other Requirement of Law to receive notice and/or copies of any filed or recorded financing statements, amendments thereto, continuations thereof or termination statements and (ii) releases and excuses each Secured Party from any obligation under the PPSA or any other Requirement of Law to provide notice or a copy of any such filed or recorded documents.

Section 7.3 Authority of Agent. Each Grantor acknowledges that the rights and responsibilities of Agent under this Agreement with respect to any action taken by Agent or the exercise or non-exercise by Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between Agent and the other Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between Agent and any Grantor, Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation or entitlement to make any inquiry respecting such authority.

Section 7.4 Duty; Obligations and Liabilities

(a) Duty of Agent. Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession shall be to deal with it in the same manner as Agent deals with similar property for its own account. The powers conferred on Agent hereunder are solely to protect Agent’s interest in the Collateral, for the benefit of the Secured Parties, and shall not impose any duty upon

Agent to exercise any such powers. Agent shall be accountable only for amounts that it receives as a result of the exercise of such powers, and neither it nor any of its Related Persons shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. In addition, Agent shall not be liable or responsible for any loss or damage to any Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehousemen, carrier, forwarding agency, consignee or other bailee if such Person has been selected by Agent in good faith.

(b) Obligations and Liabilities with respect to Collateral. No Secured Party and no Related Person thereof shall be liable for failure to demand, collect or realize upon any Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to any Collateral. The powers conferred on Agent hereunder shall not impose any duty upon any other Secured Party to exercise any such powers. The other Secured Parties shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their respective officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Reinstatement. Each Grantor agrees that, if any payment made by any Credit Party or other Person and applied to the Secured Obligations is at any time annulled, avoided, set aside, rescinded, invalidated, declared to be fraudulent or preferential or otherwise required to be refunded or repaid, or the proceeds of any Collateral are required to be returned by any Secured Party to such Credit Party, its estate, trustee, receiver or any other party, including any Grantor, under any bankruptcy law, provincial, territorial or federal law, common law or equitable cause, then, to the extent of such payment or repayment, any Lien or other Collateral securing such liability shall be and remain in full force and effect, as fully as if such payment had never been made. If, prior to any of the foregoing, (a) any Lien or other Collateral securing such Grantor’s liability hereunder shall have been released or terminated by virtue of the foregoing or (b) any provision of the Guarantee hereunder shall have been terminated, cancelled or surrendered, such Lien, other Collateral or provision shall be reinstated in full force and effect and such prior release, termination, cancellation or surrender shall not diminish, release, discharge, impair or otherwise affect the obligations of any such Grantor in respect of any Lien or other Collateral securing such obligation or the amount of such payment.

Section 8.2 Release of Collateral

(a) At the time provided in Section 8.10(b)(iii) of the Credit Agreement, the Collateral shall be released from the Lien created hereby and this Agreement and all obligations (other than those expressly stated to survive such termination) of Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. Each Grantor is hereby authorized to file PPSA financing change statements at such time evidencing the termination of the Liens so released. At the request of any Grantor following any such termination, Agent shall promptly deliver to such Grantor any Collateral of such Grantor held by Agent hereunder and shall promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If Agent shall be directed or permitted pursuant to Section 8.10(b) of the Credit Agreement to release any Lien or any Collateral, such Collateral shall be released from the Lien created hereby to the extent provided under, and subject to the terms and conditions set forth in, Section 8.10(b) of the Credit Agreement. In connection therewith, Agent, at the request of any Grantor, shall promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such release.

(c) At the time provided in Section 8.10(b) of the Credit Agreement and at the request of the Canadian Borrower, a Grantor shall be automatically released from its obligations hereunder in the event that all the Stock and Stock Equivalents of such Grantor shall be sold to any Person that is not an Affiliate of Holdings, the Canadian Borrower or the Subsidiaries of the Canadian Borrower in a transaction permitted by the Loan Documents.

Section 8.3 Independent Obligations. The obligations of each Grantor hereunder are independent of and separate from the Secured Obligations and the Guaranteed Obligations. If any Secured Obligation or Guaranteed Obligation is not paid when due, or upon the occurrence and during the continuance of any Event of Default, Agent may, at its sole election, proceed directly and at once, without notice, against any Grantor and any Collateral to collect and recover the full amount of any Secured Obligation or Guaranteed Obligation then due, without first proceeding against any other Grantor, any other Credit Party or any other Collateral and without first joining any other Grantor or any other Credit Party in any proceeding.

Section 8.4 No Waiver by Course of Conduct. No Secured Party shall by any act (except by a written instrument pursuant to Section 8.5), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of any Secured Party, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by any Secured Party of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy that such Secured Party would otherwise have on any future occasion.

Section 8.5 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 9.1 of the Credit Agreement; provided, however, that annexes to this Agreement may be supplemented (but no existing provisions may be modified and no Collateral may be released) through Pledge Amendments and Joinder Agreements, in substantially the form of Annex 1 and Annex 2 to this Agreement, respectively, in each case duly executed by Agent and each Grantor directly affected thereby.

Section 8.6 Additional Grantors; Additional Pledged Collateral

(a) Joinder Agreements. If, at the option of the Canadian Borrower or as required pursuant to Section 4.13 of the Credit Agreement, the Canadian Borrower shall cause any Subsidiary that is not a Grantor to become a Grantor hereunder, such Subsidiary shall execute and deliver to Agent a Joinder Agreement substantially in the form of Annex 2 to this Agreement and shall thereafter for all purposes be a party hereto and have the same rights, benefits and obligations as a Grantor party hereto on the Closing Date.

(b) Pledge Amendments. To the extent any Pledged Collateral has not been delivered as of the Closing Date, such Grantor shall deliver a pledge amendment duly executed by the Grantor in substantially the form of Annex 1 to this Agreement (each, a “Pledge Amendment”). Such Grantor authorizes Agent to attach each Pledge Amendment to this Agreement.

Section 8.7 [Intentionally Deleted]

Section 8.8 Notices. All notices, requests and demands to or upon Agent or any Grantor hereunder shall be effected in the manner provided for in Section 9.2 of the Credit Agreement; provided, however, that any such notice, request or demand to or upon any Grantor shall be addressed to the Canadian Borrower’s notice address set forth in Section 9.2 of the Credit Agreement.

Section 8.9 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of each Secured Party and their successors and assigns; provided, however, that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of Agent.

Section 8.10 Counterparts. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or by Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 8.11 Severability. Any provision of this Agreement being held illegal, invalid or unenforceable in any jurisdiction shall not affect any part of such provision not held illegal, invalid or unenforceable, any other provision of this Agreement or any part of such provision in any other jurisdiction.

Section 8.12 Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE PROVINCE OF ONTARIO AND THE FEDERAL LAWS OF CANADA APPLICABLE HEREIN.

Section 8.13 Waiver of Jury Trial. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO, OR DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH, ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN OR RELATED THERETO (WHETHER FOUNDED IN CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO OTHER PARTY AND NO RELATED PERSON OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.13.

EACH GRANTOR AGREES TO BE BOUND BY THE PROVISIONS OF SECTIONS 9.18(b) and 9.18(c) OF THE CREDIT AGREEMENT.

Section 8.14 Permitted Liens

The inclusion or reference to Permitted Liens in this Agreement or in any other Loan Document is not intended to subordinate and shall not subordinate, and shall not be interpreted as subordinating, the Lien and security interest created by this Agreement or any other Loan Document to any Permitted Liens.

Section 8.15 ULC Limitation

Notwithstanding any provisions to the contrary contained in this Agreement, the Credit Agreement or any other document or agreement among all or some of the parties hereto, each Grantor is as of the date of this Agreement the sole registered and beneficial owner of all Pledged ULC Shares more particularly described in Schedule 4 to this Agreement and will remain so until such time as such Pledged ULC Shares are fully and effectively transferred into the name of Agent or any other person on the books and records of such ULC. Nothing in this Agreement, the Credit Agreement or any other document or agreement delivered among all or some of the parties hereto is intended to or shall constitute Agent or any person other than a Grantor to be a member or shareholder of any ULC until such time as written notice is given by Agent or such other person to the applicable Grantor and all further steps are taken so as to register Agent or other person as holder of the Pledged ULC Shares. The granting of the pledge and security interest pursuant to Article III does not make Agent a successor to any Grantor as a member or shareholder of any ULC, and neither Agent nor any of its respective successors or assigns hereunder shall be deemed to become a member or shareholder of any ULC by accepting this Agreement or exercising any right granted herein unless and until such time, if any, when Agent or any successor or assign expressly becomes a registered member or shareholder of any ULC. Each Grantor shall be entitled to receive and retain for its own account any dividends or other distributions if any, in respect of the Collateral, and shall have the right to vote such Pledged ULC Shares and to control the direction, management and policies of the ULC issuing such Pledged ULC Shares to the same extent as such Grantor would if such Pledged ULC Shares were not pledged to Agent or to any other person pursuant hereto. To the extent any provision hereof would have the effect of constituting Agent to be a member or shareholder of any ULC prior to such time, such provision shall be severed herefrom and ineffective with respect to the relevant Pledged ULC Shares without otherwise invalidating or rendering unenforceable this Agreement or invalidating or rendering unenforceable such provision insofar as it relates to Collateral other than Pledged ULC Shares. Notwithstanding anything herein to the contrary (except to the extent, if any, that Agent or any of its successors or assigns hereafter expressly becomes a registered member or shareholder of any ULC), neither Agent nor any of its respective successors or assigns shall be deemed to have assumed or otherwise become liable for any debts or obligations of any ULC. Except upon the exercise by Agent or other persons of rights to sell or otherwise dispose of Pledged ULC Shares or other remedies following the occurrence and during the continuance of an Event of Default, each Grantor shall not cause or permit, or enable any ULC in which it holds Pledged ULC Shares to cause or permit, Agent to: (a) be registered as member or shareholder of such ULC; (b) have any notation entered in its favour in the share register of such ULC; (c) be held out as member or shareholder of such ULC; (d) receive, directly or indirectly, any dividends, property or other distributions from such ULC by reason of Agent or other person holding a security interest in the Pledged ULC Shares; or (e) act as a member or shareholder of such ULC, or exercise any rights of a member or shareholder of such ULC, including the right to attend a meeting of such ULC or vote the shares of such ULC.

Section 8.16 Amalgamation

Each Grantor acknowledges and agrees that, in the event it amalgamates with any other corporation or corporations, it is the intention of the parties hereto that the term “Grantor”, when used herein, shall apply to each of the amalgamating corporations and to the amalgamated corporation, such that the security interest granted hereby:

(a) shall extend to “Collateral” (as that term is herein defined) owned by each of the amalgamating corporations and the amalgamated corporation at the time of amalgamation and to any “Collateral” thereafter owned or acquired by the amalgamated corporation, and

(b) shall secure all “Canadian Obligations” (as that term is herein defined) of each of the amalgamating corporations and the amalgamated corporation to Agent and Secured Parties at the time of amalgamation and all “Canadian Obligations” of the amalgamated corporation to Agent and Secured Parties thereafter arising. The security interest shall attach to all “Collateral” owned by each corporations amalgamating with any Grantor, and by the amalgamated company, at the time of the amalgamation, and shall attach to all “Collateral” thereafter owned or acquired by the amalgamated corporation when such becomes owned or is acquired.

[Remainder of page intentionally blank; signature pages follow.]

IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be duly executed and delivered as of the date first above written.

ALERIS SPECIFICATION ALLOY PRODUCTS CANADA COMPANY,
as Grantor

By:	/s/ Kyle Ross
Name:	Kyle Ross
Title:	President

REAL ALLOY CANADA COMPANY, as Grantor

By:	/s/ Kyle Ross
Name:	Kyle Ross
Title:	President

ACCEPTED AND AGREED
as of the date first above written:

GENERAL ELECTRIC CAPITAL CORPORATION,
as Agent

By:	/s/ Michael R. Todorow
Name:	Michael R. Todorow
Title:	Its Duly Authorized Signatory